Exhibit 99.1

NII HOLDINGS ANNOUNCES FIRST QUARTER 2012 RESULTS

•	Net subscriber additions of 260,000

•	Consolidated operating revenues of $1.63 billion

•	Consolidated operating income before depreciation and amortization (OIBDA) of $358 million

•	Consolidated operating income of $188 million and consolidated net income of $11 million

Reston, Va. — April 26, 2012 — NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the first quarter of 2012. During the quarter, the Company added 260,000 net subscribers to its network, bringing its ending subscriber base to more than 10.9 million, a 16 percent increase compared to the subscriber base as of March 31, 2011. Financial results for the quarter included consolidated operating revenues of $1.63 billion, in-line with the level reported in the first quarter of 2011, and consolidated OIBDA of $358 million, a 17 percent decline compared to the same period last year. For the first quarter of 2012, the Company generated consolidated operating income of $188 million and consolidated net income of $11 million, or $0.06 per basic share.

The Company continues to invest in the deployment of its planned third generation (3G) networks and in additional capacity of its current networks. Consolidated first quarter 2012 capital expenditures were $234 million. During the quarter, the Company completed enhancements to its 3G Push-to-Talk (PTT) services in Peru and has announced the upcoming availability of several 3G handsets, including its first 3G smart phone, in all of its retail locations in Peru.

“Our consolidated operating results for the first quarter reflect our progress on our key priorities that support our long-range business goals and the challenges we are facing in some of our markets. We are striving to generate the best balance of growth and profitability as we invest for our future,” said Steve Dussek, NII Holdings' chief executive officer. “During the quarter, we made progress toward launching our planned 3G networks and investing in our distribution channels and support systems. We also completed enhancements to our 3G PTT service, and we are ready to move forward with the broader launch of 3G services in Peru beginning in May.”

NII Holdings' consolidated average monthly service revenue per subscriber (ARPU) was $42 for the first quarter of 2012, down more than $7 compared to the same period last year, driven by year-over-year weakening in average currency exchange rates and declines in local currency ARPU related to an increase in the number of customers with lower rate service plans. The Company also reported churn of 2.07 percent for the first quarter, up 46 basis points from the level reported for the same period last year resulting primarily from higher churn levels in Brazil and Mexico. Consolidated cost per gross add (CPGA) was $283 for the first quarter, a $3 decrease compared to the first quarter of 2011, resulting from lower advertising and marketing expenses.

The Company ended the quarter with $4.7 billion in total debt and $2.3 billion in consolidated cash and investments, resulting in net debt of $2.4 billion.

“2012 is a transformational year for our business, and we are taking a balanced approach in our pursuit of profitable growth during this transitional period,” said Gokul Hemmady, NII's executive vice president, chief financial officer and chief transformation officer. “Our results for the period were affected by a number of factors including an increase in operating expenses relating to the deployment of our 3G networks and pricing pressures driven by a challenging competitive environment in Brazil. While we expect that these conditions will continue to impact our financial results for the remainder of the year, we are committed to implementing strategies designed to improve our operating performance and that enable us to reach our goals. We remain confident that the investments we are making in our business and our new networks will create value over the long-term by positioning NII to pursue a much broader group of customers and to serve those customers more profitably with a wider range of products and services.”

Additional information relating to NII Holdings' first quarter 2012 results will be provided on the Company's earnings call on Thursday, April 26, 2012 from 8:30 AM to 9:15 AM EDT. The call is available via webcast, online at www.nii.com on the Investor Relations page or by phone at the numbers below.

Phone:
Domestic
1 866 831.6272 pass-code: NII HOLDINGS
International
1 617 213.8859 pass-code: NII HOLDINGS

All participants are asked to dial in 10-15 minutes prior to the start of the conference call. The call will also be available via webcast, online at www.nii.com on the Investor Relations page. If you are unable to participate, a rebroadcast of the conference call will be available for two weeks following the call.

For a replay of this call, please use the following:

Conference Call Replay:
Domestic
1 888 286.8010 pass-code: 49825668
International
1 617 801.6888 pass-code: 49825668

The preliminary financial results are prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, CPGA and net debt. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the company uses and information about how to access the conference call discussing NII's first quarter 2012 results, visit the investor relations link at www.nii.com

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a provider of differentiated mobile communication services for businesses and high value consumers in Latin America. NII Holdings, operating under the Nextel brand in Brazil, Mexico, Argentina, Peru and Chile, offers fully integrated wireless communications tools with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM, a digital two-way radio. NII Holdings is a Fortune 500 and Barron's 500 company, and has also been named one of the best places to work among multinationals in Latin America by the Great Place to Work® Institute. The company trades on the NASDAQ market under the symbol NIHD. Visit the company's website at www.nii.com
Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

Visit NII Holding's news room for news and to access our markets' news centers: nii.com/newsroom.

Safe Harbor Statement
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words "estimate," "project," "forecast," "intend," "expect," "believe," "target," “plan,” "providing guidance" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, network usage, customer growth and retention, pricing, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2012. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar; the risk that our network technologies will not perform properly or support the services our customers want or need, including the risk that technology developments to support our services will not be timely delivered; the risk that customers in the markets we serve will not find our services attractive; unexpected results of litigation; and the additional risks and uncertainties that are described from in NII Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
www.nii.com

Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia Restrepo
(786) 251-7020
claudia.restrepo@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011
(in millions, except per share amounts)

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Operating revenues Service and other revenues	$1,546.1	$1,546.3
Handset and accessory revenues	84.0	76.5
	1,630.1	1,622.8
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	437.0	444.9
Cost of handset and accessory sales	228.7	211.5
Selling, general and administrative	606.7	535.5
Depreciation	160.3	146.8
Amortization	9.7	9.1
	1,442.4	1,347.8
Operating income	187.7	275.0
Other income (expense) Interest expense	(96.8)	(81.1)
Interest income	6.2	6.2
Foreign currency transaction (losses) gains, net	(14.3)	8.5
Other expense, net	(9.0)	(4.4)
	(113.9)	(70.8)
Income before income tax provision	73.8	204.2
Income tax provision	(62.9)	(107.4)
Net income	$10.9	$96.8

Net income per common share, basic	$0.06	$0.57
Net income per common share, diluted	$0.06	$0.56

Weighted average number of common shares outstanding, basic	171.2	169.7
Weighted average number of common shares outstanding, diluted	172.0	172.5

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	March 31,	December 31,
	2012	2011
	(unaudited)
Cash and cash equivalents	$2,046.7	$2,322.9
Short-term investments	289.9	343.4
Accounts receivable, less allowance for doubtful accounts of $71.9 and $66.3	841.3	858.5
Property, plant and equipment, net	3,691.6	3,490.5
Intangible assets, net	1,244.8	1,182.2
Total assets	9,825.2	9,806.9
Total debt	4,710.1	4,826.6
Total liabilities	6,490.0	6,675.9
Stockholders' equity	3,335.2	3,131.0

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 and 2011
(UNAUDITED)

NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended March 31,
	2012	2011
Total subscribers (as of March 31)	10,972.1	9,430.0
Net subscriber additions	260.1	402.5
Churn (%)	2.07%	1.61%

Average monthly revenue per handset/unit in service (ARPU) (1)	$42	$49

Cost per gross add (CPGA) (1)	$283	$286

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended March 31,
	2012	2011
Operating revenues Service and other revenues	$779.3	$778.3
Handset and accessory revenues	42.0	35.0
	821.3	813.3
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	244.7	240.6
Cost of handset and accessory sales	58.9	64.6
Selling, general and administrative	276.9	225.1
Segment earnings	240.8	283.0
Management fee and other	13.6	7.4
Depreciation and amortization	78.6	74.4
Operating income	$148.6	$201.2

Total subscribers (as of March 31)	4,226.9	3,508.9
Net subscriber additions	111.6	189.8
Churn (%)	2.02%	1.43%

ARPU (1)	$55	$66

CPGA (1)	$239	$251

Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended March 31,
	2012	2011
Operating revenues Service and other revenues	$522.5	$545.6
Handset and accessory revenues	22.0	21.4
	544.5	567.0
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	103.1	126.8
Cost of handset and accessory sales	128.7	107.1
Selling, general and administrative	144.0	152.8
Segment earnings	168.7	180.3
Management fee and other	31.8	29.0
Depreciation and amortization	46.7	49.3
Operating income	$90.2	$102.0

Total subscribers (as of March 31)	3,758.9	3,444.6
Net subscriber additions	63.5	83.3
Churn (%)	2.02%	1.65%

ARPU (1)	$42	$47

CPGA (1)	$392	$428

Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended March 31,
	2012	2011
Operating revenues Service and other revenues	$156.3	$138.6
Handset and accessory revenues	12.2	12.1
	168.5	150.7
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	49.4	44.9
Cost of handset and accessory sales	20.3	19.4
Selling, general and administrative	52.1	42.5
Segment earnings	46.7	43.9
Management fee and other	5.0	3.6
Depreciation and amortization	10.9	10.3
Operating income	$30.8	$30.0

Total subscribers (as of March 31)	1,447.2	1,183.1
Net subscriber additions	59.0	29.2
Churn (%)	1.46%	1.58%

ARPU (1)	$31	$34

CPGA (1)	$171	$202

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended March 31,
	2012	2011
Operating revenues Service and other revenues	$81.3	$77.7
Handset and accessory revenues	7.5	7.9
	88.8	85.6
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	28.2	26.0
Cost of handset and accessory sales	18.0	19.2
Selling, general and administrative	34.2	33.2
Segment earnings	8.4	7.2
Management fee and other	4.4	5.1
Depreciation and amortization	19.3	15.1
Operating loss	$(15.3)	$(13.0)

Total subscribers (as of March 31)	1,449.3	1,225.3
Net subscriber additions	14.6	97.2
Churn (%)	2.89%	1.99%

ARPU (1)	$17	$20

CPGA (1)	$160	$147

NII Holdings, Inc. - Impact of Foreign Currency Fluctuations (1)

	1Q 2011 to 1Q 2012 Actual Growth Rate	1Q 2011 to 1Q 2012 Normalized Growth Rate
Consolidated:
Operating revenues	—%	7%
Operating income before depreciation and amortization	(17)%	(8)%
Nextel Brazil:
Operating revenues	1%	7%
Segment earnings	(15)%	(8)%
Nextel Mexico:
Operating revenues	(4)%	3%
Segment earnings	(6)%	2%
Nextel Argentina:
Operating revenues	12%	21%
Segment earnings	6%	23%

(1) For information regarding ARPU, CPGA and the impact of foreign currency fluctuations, see “Non-GAAP Reconciliations for the Three Months Ended March 31, 2012 and 2011” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011
(UNAUDITED)

Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Three Months Ended March 31,
	2012	2011
Consolidated operating income	$187.7	$275.0
Consolidated depreciation	160.3	146.8
Consolidated amortization	9.7	9.1
Consolidated operating income before depreciation and amortization	$357.7	$430.9

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Consolidated service and other revenues	$1,546.1	$1,546.3
Less: consolidated analog and other revenues	(180.6)	(188.4)
Total consolidated subscriber revenues	1,365.5	$1,357.9

ARPU calculated with subscriber revenues	$42	$49

ARPU calculated with service and other revenues	$47	$56

Nextel Brazil

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Service and other revenues	$779.3	$778.3
Less: analog and other revenues	(95.2)	(97.3)
Total subscriber revenues	684.1	$681.0

ARPU calculated with subscriber revenues	$55	$66

ARPU calculated with service and other revenues	$62	$76

Nextel Mexico

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Service and other revenues	$522.5	$545.6
Less: analog and other revenues	(58.0)	(64.6)
Total subscriber revenues	464.5	$481.0

ARPU calculated with subscriber revenues	$42	$47

ARPU calculated with service and other revenues	$47	$53

Nextel Argentina

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Service and other revenues	$156.3	$138.6
Less: other revenues	(20.6)	(19.7)
Total subscriber revenues	135.7	$118.9

ARPU calculated with subscriber revenues	$31	$34

ARPU calculated with service and other revenues	$36	$40

Nextel Peru

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Service and other revenues	$81.3	$77.7
Less: other revenues	(6.1)	(6.2)
Total subscriber revenues	75.2	$71.5

ARPU calculated with subscriber revenues	$17	$20

ARPU calculated with service and other revenues	$19	$22

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Consolidated handset and accessory revenues	$84.0	$76.5
Less: consolidated uninsured replacement revenues	(5.0)	(5.9)
Consolidated handset and accessory revenues, net	79.0	70.6
Less: consolidated cost of handset and accessory sales	228.7	211.3
Consolidated handset subsidy costs	149.7	140.7
Consolidated selling and marketing	189.5	166.3
Costs per statement of operations	339.2	307.0
Less: consolidated costs unrelated to initial customer acquisition	(75.3)	(64.9)
Customer acquisition costs	$263.9	$242.1

Cost per Gross Add	$283	$286

Nextel Brazil

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Handset and accessory revenues	$42.0	$35.0
Less: uninsured replacement revenues	(1.9)	(2.9)
Handset and accessory revenues, net	40.1	32.1
Less: cost of handset and accessory sales	59.0	64.6
Handset subsidy costs	18.9	32.5
Selling and marketing	76.5	63.7
Costs per statement of operations	95.4	96.2
Less: costs unrelated to initial customer acquisition	(8.8)	(11.7)
Customer acquisition costs	86.6	84.5

Cost per Gross Add	$239	$251

Nextel Mexico

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Handset and accessory revenues	$22.0	$21.4
Less: uninsured replacement revenues	(3.1)	(2.9)
Handset and accessory revenues, net	18.9	18.5
Less: cost of handset and accessory sales	128.7	107.1
Handset subsidy costs	109.8	88.6
Selling and marketing	65.8	68.4
Costs per statement of operations	175.6	157.0
Less: costs unrelated to initial customer acquisition	(62.3)	(49.4)
Customer acquisition costs	113.3	107.6

Cost per Gross Add	$392	$428

Nextel Argentina

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Handset and accessory revenues	$12.2	$12.1
Less: cost of handset and accessory sales	20.3	19.4
Handset subsidy costs	8.1	7.3
Selling and marketing	14.8	11.7
Costs per statement of operations	22.9	19.0
Less: costs unrelated to initial customer acquisition	(1.9)	(1.9)
Customer acquisition costs	21.0	17.1

Cost per Gross Add	$171	$202

Nextel Peru

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Handset and accessory revenues	$7.5	$7.9
Less: cost of handset and accessory sales	18.0	19.0
Handset subsidy costs	10.5	11.1
Selling and marketing	14.5	15.2
Costs per statement of operations	25.0	26.3
Less: costs unrelated to initial customer acquisition	(2.5)	(1.7)
Customer acquisition costs	22.5	24.6

Cost per Gross Add	$160	$147

Net Debt

Net debt represents total debt less cash, cash equivalents, short-term and long-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Prior to 2008, we calculated net debt as total debt less cash and cash equivalents. In the second quarter of 2010, we extended the permissible investment maturity dates for cash investments, which resulted in the classification of some of our cash investments as long-term investments. As a result, we now include the cash in long-term investments to the items subtracted from total debt to calculate net debt. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of March 31, 2012 can be calculated as follows (in millions):

NII Holdings, Inc.
Total debt	$4,710.1
Add: debt discounts	27.5
Less: cash and cash equivalents	2,046.7
Less: short-term investments	289.9
Net debt	$2,401.0

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the three months ended March 31, 2011 compared to the same period in 2012 by (i) adjusting the relevant measures for the three months ended March 31, 2011 to levels that would have resulted if the average foreign currency exchange rates for the three months ended March 31, 2011 were the same as the average foreign currency exchange rates that were in effect for the three months ended March 31, 2012; and (ii) comparing the actual and adjusted financial measures for the three months ended March 31, 2011 to the similar financial measures for the three months ended March 31, 2012 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, Nextel Mexico and Nextel Argentina, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three months ended March 31, 2012 and 2011. The average foreign currency exchange rates for each of the relevant currencies during each of the three months ended March 31, 2012 and 2011 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the three months ended March 31, 2012 compared to the same period in 2011 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in millions)

	Three Months Ended March 31,
	1Q 2011 Actual	1Q 2011 Adjustment (1)	1Q 2011 Normalized (1)	1Q 2012 Actual	1Q 2011 to 1Q 2012 Actual Growth Rate (2)	1Q 2011 to 1Q 2012 Normalized Growth Rate (3)
Consolidated:
Operating revenues	$1,622.8	$(97.7)	$1,525.1	$1,630.1	—%	7%
Operating income before depreciation and amortization	430.9	(42.0)	388.9	357.7	(17)%	(8)%
Nextel Brazil:
Operating revenues	$813.3	$(46.1)	$767.2	$821.3	1%	7%
Segment earnings	283.0	(21.0)	262.0	240.8	(15)%	(8)%
Nextel Mexico:
Operating revenues	$567.0	$(40.1)	$526.9	$544.5	(4)%	3%
Segment earnings	180.3	(15.1)	165.2	168.7	(6)%	2%
Nextel Argentina:
Operating revenues	$150.7	$(11.4)	$139.3	$168.5	12%	21%
Segment earnings	43.9	(5.9)	38.0	46.7	6%	23%

(1)
The "1Q 2011 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the three months ended March 31, 2012 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the three months ended March 31, 2011, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the column "1Q 2011 Adjustment" reflect the amount determined by subtracting the "1Q 2011 Normalized" amounts calculated as described in the preceding sentence from the "1Q 2011 Actual" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the three months ended March 31, 2011. The average foreign currency exchange rates for each of the relevant currencies during the three months ended March 31, 2012 and 2011 for purposes of these calculations were as follows:

	Three Months Ended March 31,
	2012	2011
Brazilian real	1.77	1.67
Mexican peso	13.02	12.08
Argentine peso	4.34	4.01

(2)	The percentage amounts in this column reflect the growth rate for each of the financial measures comparing the amounts in the "1Q 2012 Actual" column with those in the "1Q 2011 Actual" column.

(3)	The percentage amounts in this column reflect the growth rate for each of the financial measures comparing the amounts in the "1Q 2012 Actual" column with those in the "1Q 2011 Normalized" column.